NationsBank Corporation              Tel 704 386-5000
      100 North Tryon Street               Fax 704 386-0270
      NC1-007-23-06
      Charlotte, NC 28255


NATIONSBANK


      Pricing Supplement No. 0199 Dated   Rule 424(b)(2)
      July 22, 1998 (To Prospectus dated   File number: 333-13811
      December 19, 1996 and Prospectus
      Supplement dated January 08, 1998)

      Senior Medium-Term Notes, Series G
      Due Nine Months or More From Date of Issue


      Principal Amount:                     $  25,000,000.00
      Issue Price:            100.00000%    $  25,000,000.00
      Commission or Discount:   0.04500%    $      11,250.00
      Proceeds to Company:     99.95500%    $  24,988,750.00

      Agent:                   NationsBanc Montgomery Securities LLC,
                                 as Agent

      Original Issue Date:     July 24, 1998

      Stated Maturity Date:    December 15, 2000

      Cusip #:                 63858R-FF-3

      Form:                    Book entry only

      Interest Rate:           Floating

      Base rate:               LIBOR Telerate Page 3750

      Index maturity:          90 days

      Spread:                  + 1.0 bps

      Initial Interest Rate:   5.69750

      Interest Reset Period:   15th of March, June, September, and December

      Interest Reset Dates:    15th of March, June, September, and December

      Interest Determination Date:  Two London Banking Days preceding the Reset Date

      Interest Payment Dates:       15th of March, June, September and
                                    December, commencing on September 15, 1998

      May the Notes be redeemed by the company prior to Maturity?        No
      May the notes be repaid prior to maturity at the option of
        the holder?                                                      No
      Discount Note?                                                     No